Exhibit 3.9

FIRST AMENDMENT TO

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF

CONTINENTAL CEMENT COMPANY, LLC

A DELAWARE LIMITED LIABILITY COMPANY

This FIRST AMENDMENT (the “Amendment”) to the Amended and Restated Limited Liability Company Agreement (the “Original Agreement”) of Continental Cement Company, LLC (the “Company”) is entered into, effective as of January 26, 2012, is adopted by, and executed and agreed to, for good and valuable consideration, by and among the Company, Summit Materials Holdings II, LLC, a Delaware limited liability company (the “Summit Member”, and together with any of its Permitted Transferees holding Units or other Membership Interests and who have otherwise been admitted as a Member in accordance with the terms of this Agreement, the “Summit Members”), the Rollover Members, as defined in the Original Agreement and each other Person who becomes a Member in accordance with the terms of the Original Agreement after the date hereof.

RECITALS:

A. The Members and the Company entered into the Original Agreement, on May 27, 2010.

B. The Members and the Company desire to amend the Original Agreement as set forth herein.

NOW, THEREFORE, pursuant to the provisions, covenants, and mutual promises contained in this Amendment, the Members and the Company hereby agree as follows:

1) Capitalized terms used in this Amendment, including the Recitals and introductory paragraph hereto, unless otherwise defined herein, shall have the meaning given them in the Original Agreement.

2) Schedule IV to the Original Agreement is hereby amended to read in its entirety as set forth on Exhibit A attached to this Amendment.

3) Except as expressly amended pursuant to this Amendment, the Original Agreement shall remain unamended and in full force and effect.

[The remainder of this page is intentionally blank. The next page is the signature page.]

In witness whereof, the undersigned have executed this Amendment effective as of the date first set forth above.

COMPANY		MEMBERS

CONTINENTAL CEMENT COMPANY, LLC		Class B Units

Summit Materials Holdings II, LLC
By:	/s/ R. Michael Johnson
Name:	R. Michael Johnson
Title:	President / CEO	By:	/s/ Thomas W. Hill
		Name:	Thomas W. Hill
		Title:	CEO/Member

Class B Units

Missouri Materials Company, L.L.C.

		By:	/s/ Mike Farmer
		Name:	Mike Farmer
		Title:	Member

J & J Midwest Group, L.L.C.

		By:	/s/ Mike Farmer
		Name:	Mike Farmer
		Title:	Member

R. Michael Johnson Family Limited Liability Company

		By:	/s/ R. Michael Johnson
		Name:	R. Michael Johnson
		Title:	Pres/CEO

Thomas A. Beck Family, LLC

		By:	/s/ Thomas A. Beck
		Name:	Thomas A. Beck
		Title:	Member

Exhibit A to Amendment

SCHEDULE IV

PUT/CALL VALUATION METHODOLOGY

The following principles shall apply to any determination of the purchase price of the Class B Units in connection with the exercise of the Call Right or Put Right, as applicable, pursuant to Section 5.6(d)(ii) of the Agreement:

1.

The fair market value shall be based on the equity value of the Company as a going concern, assuming, for such purposes, that the indebtedness of the Company and its Subsidiaries shall be based on current amounts outstanding (principal and accrued but unpaid interest) at such time but deemed not to exceed $172 million[1];

2.	The purchase price shall be the price of the Class B Units being sold determined by applying the fair market value determined on the basis above and based on a hypothetical liquidation and distribution of the Company to the Members in respect of their Units pursuant to Section 4.4(a)(ii) of the Agreement;

3.	In determining the purchase price of the Class B Units being sold, such determination shall not take into account a non-control discount, illiquidity discount or similar factors that would not be incorporated in valuing the entire equity value of the Company; and

4.	In determining the purchase price of the Class B Units being sold, such determination shall not take into account any Company guarantee of any indebtedness of the Summit Member or any of its Affiliates to the extent (and only to the extent) such guarantee relates to any such indebtedness in excess of $172 million.

[1]	Includes (i) $39 million first lien term loan, (ii) $20 million first lien revolver; (iii) $100 million second lien term loan and (iv) $13 million subordinated note.

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